
WISCONSIN PUBLIC SERVICE CORPORATION                                  EXHIBIT D



                             SALES OF ELECTRIC ENERGY AND GAS

                                    Calendar Year 1998

                                           Wisconsin                   Wisconsin
                                         Public Service               River Power
                                           Corporation                  Company
                                         --------------               -----------
(a) Electric energy sold
    (at retail or wholesale)
      Wisconsin (kWh)                    11,276,166,301               167,541,000
      Michigan (kWh)                        323,997,704                  None
                                         --------------               -----------
      Total (kWh)                        11,600,164,005               167,541,000

      Wisconsin (revenues -
        excludes miscellaneous)            $472,044,272                  None
      Michigan (revenues -
        excludes miscellaneous)              13,000,619                  None
                                            -----------
      Total (revenues associated
        with energy sold)                  $485,044,891                  None

    Intercompany
      Wisconsin - Wisconsin River
        Power to WPSC (kWh)                     None                   55,847,000 *
      Wisconsin - WPSC to
        Upper Peninsula Power
        Company (kWh)                       266,249,000                  None

      Wisconsin - Wisconsin River
        Power to WPSC (revenues)                None                   $1,761,661
      Wisconsin - WPSC to
        Upper Peninsula Power
        Company (revenues)                   $6,386,223                  None

    Other
      Wisconsin (kWh)                    11,009,917,301               111,694,000 *
      Michigan (kWh)                        323,997,704                  None
                                         --------------               -----------
      Total (kWh)                        11,333,915,005               111,694,000

      Wisconsin (revenues -
        excludes miscellaneous)            $465,658,049                  None
      Michigan (revenues -
        excludes miscellaneous)              13,000,619                  None
                                            -----------
      Total (revenues associated
        with energy sold)                  $478,658,668                  None

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
WISCONSIN PUBLIC SERVICE CORPORATION                                  EXHIBIT D
                                                                    (CONTINUED)

                                           Wisconsin                   Wisconsin
                                         Public Service               River Power
                                           Corporation                  Company
                                         --------------               -----------
    Gas distributed at retail
      Wisconsin (MCF)                        33,100,136 **               None
      Michigan (MCF)                            646,796 **               None
                                             ----------
      Total (MCF)                            33,746,932                  None

      Wisconsin (revenues -
        excludes miscellaneous)            $157,906,004 **               None
      Michigan (revenues -
        excludes miscellaneous)               2,976,605 **               None
                                            -----------
      Total (revenues -
        excludes miscellaneous)            $160,882,609                  None

    Intercompany                                None                     None

    Other (transport gas)
      Wisconsin (MCF)                        25,242,277 **               None
      Michigan (MCF)                          1,036,244 **               None
                                            -----------
      Total (MCF)                            26,278,521                  None

      Wisconsin (revenues)                   $5,206,780 **               None
      Michigan (revenues)                       385,478 **               None
                                              ---------
      Total (revenues)                       $5,592,258                  None

(b) Electric energy distributed
    at retail outside state
    of organization

      Michigan (kWh)                        312,791,104                  None
      Michigan (revenues -
        excludes miscellaneous)             $12,588,675                  None

    Gas distributed at
    retail outside state
    of organization

      Michigan (MCF)                          1,683,040 **               None
      Michigan (revenues -
        excludes miscellaneous)              $3,362,083 **               None

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
WISCONSIN PUBLIC SERVICE CORPORATION                                  EXHIBIT D
                                                                    (CONTINUED)

                                           Wisconsin                   Wisconsin
                                         Public Service               River Power
                                           Corporation                  Company
                                         --------------               -----------
(c) Electric energy sold at
    wholesale outside state of
    organization or at state line

      Michigan (kWh)                         11,206,600                  None
      Michigan (revenues)                      $411,944                  None

    Gas sold at wholesale outside
    state of organization or at
    state line

      Michigan (kWh)                            None                     None
      Michigan (revenues)                       None                     None

(d) Electric energy purchased
    outside state of organization
    or at state line #

      State line - Wisconsin
        border (kWh)                         92,801,000                  None
      State line - Wisconsin
        border (expenses)                    $2,368,535                  None

      Outside state -
        Canada/Minnesota
        border (kWh)                        420,342,000                  None
      Outside state -
        Canada/Minnesota
        border (expenses)                    $7,287,525                  None

    Gas purchased outside state of
    organization or at state line

      Numerous states (MCF)                  33,775,075                  None
      Numerous states (expenses)           $104,607,306                  None

WISCONSIN PUBLIC SERVICE CORPORATION                                  EXHIBIT D
                                                                    (CONTINUED)


 * Quantities shown represent actual deliveries. By contract, each of the three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output.

** "Gas distributed at retail" for Wisconsin includes 9,992,689 MCF and $36,889,454, and "Gas distributed at retail" for Michigan includes 125,468 MCF and $592,464 respectively, of sales to Large Commercial and Industrial Customers (those using 2,000 CCF within one month of a year) under Wisconsin Public Service Corporation's retail rates. Industrial usage is indeterminable.

# Receipts of 75,430 kWh of interchange energy were offset by deliveries of 211 kWh to same supplier at other points in the system. These deliveries (and other offsetting deliveries of interchange energy) are omitted from Wisconsin Public Service Corporation's sales shown above.

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